    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 23, 1995

                                                      REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               DELUXE CORPORATION
             (Exact name of registrant as specified in its charter)
                           --------------------------

          MINNESOTA                        41-0216800
(State or other jurisdiction    (I.R.S. Employer Identification
     of incorporation or                      No.)
        organization)

            1080 WEST COUNTY ROAD F, SHOREVIEW, MINNESOTA 55126-8201
                                 (612) 483-7111
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             JOHN H. LEFEVRE, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               DELUXE CORPORATION
                            1080 WEST COUNTY ROAD F
                        SHOREVIEW, MINNESOTA 55126-8201
                                 (612) 483-7008
      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

         Robert A. Rosenbaum, Esq.                   Robert E. Buckholz, Jr., Esq.
         Dorsey & Whitney P.L.L.P.                        Sullivan & Cromwell
           220 South Sixth Street                           125 Broad Street
        Minneapolis, Minnesota 55402                    New York, New York 10004
               (612) 340-5681                                (212) 558-4000

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                           --------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
---------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
---------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/

                        CALCULATION OF REGISTRATION FEE

                                                                            PROPOSED             PROPOSED
                                                                            MAXIMUM              MAXIMUM
            TITLE OF EACH CLASS OF                    AMOUNT TO          OFFERING PRICE         AGGREGATE            AMOUNT OF
          SECURITIES TO BE REGISTERED               BE REGISTERED         PER UNIT (1)      OFFERING PRICE (1)    REGISTRATION FEE
Debt Securities................................    $300,000,000(2)          100%(3)          $300,000,000(3)          $103,449

(1) Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee.
(2) Or, in the case of Debt Securities denominated in a currency other than U.S. dollars or in a composite currency, such U.S. dollar amount as shall result from converting the aggregate public offering price of such Debt Securities into U.S. dollars at the exchange rate in effect on the date such Debt Securities are initially offered to the public.
(3)  Plus accrued interest, if any.

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

-------------

                  SUBJECT TO COMPLETION, DATED AUGUST 23, 1995

                                  $300,000,000
                               DELUXE CORPORATION
                                DEBT SECURITIES

                               ------------------

    Deluxe Corporation (the "Company") may offer from time to time its debt securities (the "Debt Securities") in one or more series in an aggregate principal amount not to exceed $300,000,000, or its equivalent in such foreign currency or composite currencies as may be designated by the Company at the time of the offering, on terms to be determined at the time of sale. The specific designation, aggregate principal amount, purchase price, maturity, denominations (which may be in United States dollars, in any other currency or in a composite currency), any interest rate or rates (which may be fixed or variable) and time of payment of any interest, any redemption or repayment or extension terms, any terms for sinking fund payments and other specific terms of the Debt Securities will be set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement"). As used herein, the term "Debt Securities" shall include securities denominated in United States dollars or, if so specified in the applicable Prospectus Supplement, in any other currency or composite currency.

    The Debt Securities may be sold to or through underwriters, dealers or agents for public offering or directly to other purchasers pursuant to the terms of the offering fixed at the time of sale. See "Plan of Distribution." Any underwriters, dealers or agents participating in an offering of Debt Securities will be named in the accompanying Prospectus Supplement or Prospectus Supplements. Such underwriters, dealers or agents may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended.

                            ------------------------

THESE  SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION NOR  HAS  THE
     SECURITIES   AND  EXCHANGE   COMMISSION  OR   ANY  STATE  SECURITIES
       COMMISSION PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS
           PROSPECTUS.  ANY REPRESENTATION  TO THE  CONTRARY IS A
                                         CRIMINAL OFFENSE.

                            ------------------------

                THE DATE OF THIS PROSPECTUS IS AUGUST   , 1995.

                             AVAILABLE INFORMATION

    The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 2400, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements contained in this Prospectus as to the contents of any document are not necessarily complete, and in each instance reference is made to the document itself, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents of the Company which have been filed with the Commission are hereby incorporated by reference in this Prospectus:

    (a) Annual Report on Form 10-K for the year ended December 31, 1994;

    (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, as amended by Form 10-Q/A-1 filed August 10, 1995; and

    (c) Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to John H. LeFevre, Secretary, Deluxe Corporation, 1080 West County Road F, Shoreview, Minnesota 55126-8201, telephone number (612) 483-7008.

    Unless otherwise indicated, currency amounts in this Prospectus and in any Prospectus Supplement are stated in United States dollars ("$" or "dollars").

                                  THE COMPANY

    Deluxe Corporation provides products and services primarily to the financial payment systems industry and also markets specialty products to consumers. The Company began business in 1915 in St. Paul, Minnesota, printing checks for banks and their customers. The Company today is headquartered in Shoreview, Minnesota, and has facilities in the United States, Puerto Rico, Canada and the United Kingdom. The Company's products and services are sold primarily in the United States through the following four business divisions: Payment Systems, Business Systems, Consumer Specialty Products and Ink.

PAYMENT SYSTEMS DIVISION

    The Company's largest division, Payment Systems, is composed of the paper-based payments unit and the electronic payments unit. The Payment Systems Division had net sales of approximately $1.083 billion in 1994, accounting for approximately 62 percent of the Company's total sales.

PAPER-BASED PAYMENTS UNIT

    The paper-based payments unit prints and sells to financial institutions and depositors a variety of checks and related banking forms. The Company is the nation's leading printer of checks for financial institutions and has an approximately 50 percent share of the estimated $1.6 billion U.S. financial institution check market. The approximate number of financial institutions (not including branches as separate entities) to which the Company made gross sales of checks and related banking forms in excess of $100,000 during 1994 was 1,922.

    Depositors commonly submit initial check orders and reorders to their financial institutions, which forward them to one of the Company's printing plants. Printed checks are sent directly by the Company to the depositors, typically on the business day after receipt of the order. The Company's charges are paid by the financial institutions, which in turn usually deduct the charges from the depositors' accounts. In 1994, the Company delivered 99.76 percent of financial institution check orders error-free to customers and provided two-day turnaround on 95.6 percent of all orders.

    Payment systems and methods have been changing in the U.S. in recent years as banking and other industries have introduced alternatives to the traditional check, including charge cards, credit cards, debit cards and electronic payment, among others. Sales of checks to financial institutions have been subject to increased competition and consequent pressure on prices. Additionally, the direct mail segment of the check industry is growing rapidly as a lower-priced alternative to financial institution check sales and is estimated to have represented approximately 14 percent of the personal check market in the U.S. in 1994. These developments have produced a mature market for checks and have accelerated pricing pressure on check sales. As a result, check printing revenues have declined in recent years and the Company believes that while check unit orders may grow modestly, revenues from traditional check sales to financial institutions will not experience growth in the future. In order to stabilize check printing operations and improve profitability, the Company has focused on controlling expenses and increasing efficiency and on higher margin products and services, such as specially designed checks and licensed check designs. At the same time, the growing direct mail check segment has been an opportunity for the Company's Current, Inc. subsidiary, the nation's largest supplier of direct mail personal checks. See "-- Consumer Specialty Products Division."

    The paper-based payments unit also includes the Company's financial forms and card services businesses. The financial forms business provides financial institutions with a variety of forms used for internal operations and administrative purposes. The card services business provides personalized, plastic automated teller machine ("ATM") cards and credit and debit cards to financial institutions and retailers and driver's licenses to government agencies.

    The Company's direct communications product line is also part of the paper-based payments unit. This emerging product line consists of letter checks and other personalized direct communication printed pieces used by financial institutions in marketing to consumers. The Company continues to focus on developing products and services to be sold to its traditional financial institution customers.

ELECTRONIC PAYMENTS UNIT

    The electronic payments unit supplies processing and other services and electronic funds transfer software and consists of the following businesses:
Deluxe Data Systems, Inc. ("Deluxe Data"); Chex Systems, Inc. ("Chex Systems"); Electronic Transaction Corporation ("ETC"); National Revenue Corporation and its affiliates ("NRC"); and Financial Alliance Processing Services, Inc. ("Financial Alliance").

    Deluxe Data provides electronic funds transfer processing and software and is the nation's largest third-party processor for regional ATM networks. Overall, Deluxe Data processed approximately 1.3 billion transactions in 1994. Deluxe Data also competes in emerging debit markets, including electronic benefit transfer ("EBT") and retail/point-of-sale ("POS") transaction processing. EBT uses ATM and POS terminals to deliver food stamps and welfare assistance to recipients. Deluxe Data currently supports EBT programs for the state governments of Maryland and New Jersey.

    Chex Systems provides account verification services for financial institutions and served more than 60,000 bank locations in 1994. Chex Systems uses its large database to identify checking account applicants who previously have had accounts closed for cause. Chex Systems also offers collection services to financial institutions.

    ETC is a database management business and is the nation's largest check authorization service for retailers. Through its Shared Check Authorization Network ("SCAN-TM-"), ETC identifies individuals who have outstanding dishonored checks or who have had checking accounts closed for cause. Using SCAN, member retailers served by ETC authorized more than 1.6 billion checks in 1994.

    NRC provides collection and accounts receivable management services to retail, financial, medical and commercial credit grantors. NRC has 37 sales offices nationwide and serves approximately 27,000 customers.

    Financial Alliance, acquired by the Company in January 1995, is a full-service credit card processor enabling retailers to accept payment by credit card. In 1994, Financial Alliance processed 18 million credit card transactions and provided services to more than 150 financial institutions and 40,000 retailers using 30 independent sales organizations as well as its own internal sales organization.

BUSINESS SYSTEMS DIVISION

    The second largest of the Company's divisions, Business Systems, had net sales of approximately $335 million in 1994, accounting for approximately 19 percent of the Company's total sales. Business Systems produces and markets short-run computer and business forms and record-keeping systems for small businesses and professional practices, including medical and dental offices. Business Systems' products are sold primarily through direct mail and telephone marketing. This Division includes the Company's general business and health care forms printing unit; PaperDirect, Inc., a direct mail marketer of specialty papers, presentation products and pre-designed forms for laser printing and desktop publishing; Nelco, Inc., a supplier of tax forms, tax forms software, and electronic tax filing services; and T/Maker Company, a publisher of image content software, including clip art. Many of these products are also sold internationally by Deluxe United Kingdom Ltd., Deluxe Canada Inc. and PaperDirect Pacific Pty Limited, an Australia-based joint venture that markets PaperDirect products in Australia, New Zealand and Asia.

CONSUMER SPECIALTY PRODUCTS DIVISION

    The Consumer Specialty Products Division consists of Current, Inc. ("Current"), the nation's leading direct mail supplier of checks and social expression products, including greeting cards, gift wrap, small gifts and related products. Current had sales of approximately $330 million in 1994, accounting for approximately 19 percent of the Company's total sales. Current is the largest supplier among the approximately 30 companies competing in the growing direct mail check segment, which includes the Company's primary competitors in the financial institution check market. Current delivered approximately 99 percent of its check orders error-free in 1994. Current's social expression business is seasonal, based on holidays, and historically more than one-third of Current's total sales have occurred in the fourth quarter.

INK DIVISION

    In June 1994, the Company formed the Ink Division to produce and market Printwise-TM-, a water-washable lithographic ink and solvent-free press wash system. The Company believes that Printwise meets or exceeds the performance standards of conventional lithographic inks. Printwise requires no costly capital expenditures or press modifications to implement and eliminates the need to use environmentally harmful, petroleum-based cleaning solvents in the printing process. As a start-up business, the Ink Division had sales of approximately $0.9 million and an operating loss in 1994. Such sales were made primarily to the Company for use in its check printing plants, all of which have been converted to Printwise. Because the ink business is new to the Company and unrelated to its other core businesses, the Company is examining alternatives in order to realize the full value to the Company of the Ink Division. See "-- Recent Developments."

RECENT DEVELOPMENTS

    On May 1, 1995, J. A. (Gus) Blanchard III succeeded Harold V. Haverty as President and Chief Executive Officer of the Company. Since January 1994, Mr. Blanchard, age 52, had been Executive Vice President of General Instrument Corporation, a supplier of systems and equipment to the cable and satellite television industry located in Chicago, Illinois. From 1991 to 1993, Mr. Blanchard was Chairman and Chief Executive Officer of Harbridge Merchant
Services, a national credit card processing company based in Chicago. Previously, Mr. Blanchard worked at American Telephone & Telegraph Company ("AT&T") for 25 years, most recently as Senior Vice President in charge of AT&T's national business sales force.

    In connection with the recent management change, the Company is undertaking a comprehensive evaluation of its businesses and strategy and may, in the future, determine to adjust its business strategy and to pursue acquisitions of complementary businesses or products or dispositions of certain businesses or products of the Company and its subsidiaries. The Company currently has no commitments to make any such acquisitions or dispositions. See "Use of Proceeds."

    The Company was incorporated under the laws of the State of Minnesota in 1920. From 1920 until 1988, the Company was named Deluxe Check Printers Incorporated. The Company's principal executive offices are located at 1080 West County Road F, Shoreview, Minnesota 55126-8201 (telephone (612) 483-7111). Unless the context otherwise requires, the term the "Company" refers to Deluxe Corporation and its subsidiaries.

                                USE OF PROCEEDS

    Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds from the sale of the Debt Securities will be used for general corporate purposes, including working capital, repayment or repurchase of outstanding indebtedness and other securities of the Company, capital expenditures and possible acquisitions of complementary businesses or products. The Company currently has no commitments to make any such acquisitions. See "The Company -- Recent Developments". Specific allocations of the proceeds to such purposes may not have been made at the date of the applicable Prospectus Supplement, although management of the Company will have determined that funds should be borrowed at that time in anticipation of future funding requirements. The precise amount and timing of the application of such proceeds will depend upon the funding requirements of the Company and the availability and cost of other funds. Pending such application, such net proceeds may be temporarily invested in short-term, interest-bearing securities.

                      RATIOS OF EARNINGS TO FIXED CHARGES

                                                                       YEARS ENDED DECEMBER 31,
                                                         -----------------------------------------------------
                                                           1990       1991       1992       1993       1994
                                                         ---------  ---------  ---------  ---------  ---------
Ratio of Earnings to Fixed Charges.....................       23.2       15.1       12.2       10.9       10.9


                                                            SIX MONTHS ENDED
                                                              JUNE 30, 1995
                                                         -----------------------
Ratio of Earnings to Fixed Charges.....................               9.0

    For the purpose of computing the ratios of earnings to fixed charges, earnings consist of income from continuing operations before income taxes, plus fixed charges, plus a proportional share of earnings of 50 percent owned companies, less equity in undistributed earnings of companies owned less than 50 percent. Fixed charges consist of interest on all indebtedness, amortization of debt discount and expense and that portion of rental expense deemed to be representative of interest.

                         DESCRIPTION OF DEBT SECURITIES

    The Debt Securities will be issued under an Indenture (the "Indenture") between the Company and Norwest Bank Minnesota, National Association, as Trustee (the "Trustee"). A copy of the form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following brief summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indenture, and is further qualified by any description contained in the applicable Prospectus Supplement or Prospectus
Supplements. Certain terms capitalized and not otherwise defined herein are defined in the Indenture. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated herein by reference.

    The Debt Securities may be issued from time to time in one or more series. The terms of each series of Debt Securities will be established by or pursuant to a resolution of the Board of Directors of the Company and set forth or determined in the manner provided in an Officers' Certificate or by a supplemental indenture. The particular terms of the Debt Securities offered pursuant to any Prospectus Supplement or Prospectus Supplements will be described in such Prospectus Supplement or Prospectus Supplements. As used under this caption, the term "Company" means Deluxe Corporation.

GENERAL

    The Indenture does not limit the aggregate principal amount of Debt Securities which may be issued thereunder nor the amount of other debt which may be issued by the Company. The Debt Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company

    Unless otherwise indicated in the applicable Prospectus Supplement or Prospectus Supplements, the Debt Securities of any series will be issued only in fully registered form in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. (Section 302) Debt Securities may be issuable in the form of one or more Global Securities, as described below under "-- Global Securities." The Debt Securities (other than those issued in the form of a Global Security) are exchangeable or transferable without charge therefor, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith and require the holders to furnish appropriate endorsements and transfer documents. (Section
305)

    Debt Securities may be issued as Original Issue Discount Debt Securities to be sold at a substantial discount below their principal amount. Special federal income tax and other considerations applicable thereto and special federal tax and other considerations applicable to any Debt Securities which are denominated in a currency or currency unit other than United States dollars will be described in the Prospectus Supplement or Prospectus Supplements relating thereto.

    Unless otherwise indicated in the applicable Prospectus Supplement or Prospectus Supplements, principal of and any premium and interest on the Debt Securities will be payable, and the transfer of the Debt Securities will be registrable, at the principal corporate trust office of the Trustee. In addition, unless otherwise provided in the applicable Prospectus Supplement or Prospectus Supplements and in the case of Global Securities, payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears on the Security Register. (Sections 301, 305, 1001 and 1002)

    The applicable Prospectus Supplement or Prospectus Supplements will describe the terms of the Debt Securities offered thereby, including the following: (1) the title of the offered Debt Securities; (2) any limit on the aggregate principal amount of the offered Debt Securities; (3) the Person to whom any interest on the offered Debt Securities will be payable, if other than the Person in whose name it is registered on the regular record date for such interest; (4) the date or dates on which the offered Debt Securities will mature and any rights of extension; (5) the rate or rates at which the offered Debt Securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, the date from which any such interest will accrue and the dates on which any such interest on the offered Debt Securities will be payable and the regular record dates therefor; (6) the place or places where the principal of and any premium and interest on the offered Debt Securities will be payable; (7) the period or periods within which, the price or prices at which and the terms and conditions upon which the offered Debt Securities may be redeemed, if applicable, at the option of the Company;
(8) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation; (9) the denominations in which any offered Debt Securities will be issuable, if other than denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000; (10) the currency, currencies or currency units for the payment of principal of and any premium and interest payable on the offered Debt Securities, if other than United States dollars; (11) any other event or events of default applicable with respect to the offered Debt Securities in addition to or in lieu of those described below under "-- Events of Default";
(12) any other restrictive covenants applicable with respect to the offered Debt Securities in addition to or in lieu of those described below under "-- Restrictive Covenants"; (13) if less than the principal amount thereof, the portion of the principal payable upon acceleration of such Debt Securities following an Event of Default; (14) any index used to determine the amount of payment of principal of and any premium and interest on the offered Debt Securities; (15) whether such Debt Securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the Depositary for such Global Security or Securities and the circumstances under which any such Global Security may be exchanged for Securities registered in the name of, and any transfer of such Global Security may be registered to, a Person other than such Depositary or its nominee; (16) if principal of or interest on the offered Debt Securities is denominated or payable in a currency or currencies other than United States dollars, whether and under what terms and conditions the Company may defease the offered Debt Securities; and (17) any other terms of the offered Debt Securities not inconsistent with the provisions of the Indenture. (Section 301)

GLOBAL SECURITIES

    The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a Depositary identified in the applicable Prospectus Supplement or Prospectus Supplements. A Global Security will be issued in a denomination equal to the aggregate principal amount of outstanding Debt Securities of the series represented by such Global Security. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement or Prospectus Supplements.

RESTRICTIVE COVENANTS

    LIMITATIONS ON SECURED DEBT. The Indenture provides that the Company will not itself, and will not permit any Restricted Subsidiary (defined below) to, incur, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (herein called "debt"), secured by pledge of, or mortgage or other lien on, any Principal Property (defined below), now owned or hereafter owned by the Company or any Restricted Subsidiary, or any shares of stock or debt of any Restricted Subsidiary held by or owed to the Company (herein called "liens"), without effectively providing that the Debt Securities of each series then Outstanding (together with, if the Company shall so determine, any other debt of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the Debt Securities of each series then Outstanding) shall be secured equally and ratably with such secured debt. The foregoing restrictions do not apply, however, to (a) liens existing on the date of the Indenture; (b) liens on any Principal Property acquired, constructed or improved by the Company or any Restricted Subsidiary after the date of the Indenture which are created or assumed contemporaneously with, or within 120 days of, such acquisition, construction or improvement, to secure or provide for the payment of all or any part of the cost of such acquisition, construction or improvement; (c) liens on property, shares of capital stock or debt existing at the time of acquisition thereof, whether by merger, consolidation, purchase, lease or otherwise (including liens on property, shares of capital stock or debt of a corporation existing at the time such corporation becomes a Restricted Subsidiary); (d) liens in favor of the Company or any Restricted Subsidiary; (e) liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision thereof, or political entity affiliated therewith, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments; (f) certain liens imposed by law, such as mechanics', workmen's, repairmen's, materialmen's, carriers', warehousemen's, vendors' or other similar liens arising in the ordinary course of business; (g) certain pledges or deposits under workmen's compensation or similar legislation or in certain other circumstances; (h) certain liens in connection with legal proceedings, including certain liens arising out of judgments or awards; (i) liens for certain taxes or assessments; (j) certain liens consisting of restrictions on the use of real property which, other than liens resulting from action of any governmental authority, do not interfere materially with the property's use; or (k) any extension, renewal or replacement, as a whole or in part, of any lien referred to in the foregoing clauses (a) to (j), inclusive. (Section 1007)

    Notwithstanding the restrictions described above, the Company or any Restricted Subsidiary may incur, issue, assume or guarantee debt secured by liens without equally and ratably securing the Debt Securities of each series then Outstanding, provided, that at the time of such incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any debt which is concurrently being retired, the aggregate amount of all outstanding debt secured by liens so incurred (other than liens permitted as described in clauses (a) through (k) above), together with the aggregate amount of all Attributable Debt (defined below) incurred pursuant to the second paragraph under the caption "-- Limitations on Sale and Leaseback Transactions" below, does not at such time exceed 15% of total shareholders' equity of the Company as shown on its most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles. (Section 1007)

    LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS. Sale and leaseback transactions by the Company or any Restricted Subsidiary involving a Principal Property are prohibited unless either (a) the Company or such Restricted Subsidiary would be entitled, without equally and ratably securing the Debt Securities of each series then Outstanding, to incur debt secured by a lien on such property, pursuant to the provisions described in clauses (a) through (k) above under "Limitations on Secured Debt,"; or (b) the Company, within 120 days, applies to the retirement of its Funded Debt (defined below) (subject to credits for certain voluntary retirements of Funded Debt) an amount not less than the greater of (i) the net proceeds of the sale of the Principal Property leased pursuant to such arrangement or (ii) the fair market value of the Principal Property so leased. This restriction will not apply to a sale and leaseback transaction between the Company and any Subsidiary or between a Restricted Subsidiary and any Subsidiary or involving the taking back of a lease for a period of less than three years.

    Notwithstanding the restrictions described above, the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction, provided, that at the time of such transaction, after giving effect thereto, the aggregate amount of all Attributable Debt (defined below) in respect of sale and leaseback transactions existing at such time (other than sale and leaseback transactions permitted as described above), together with the aggregate amount of all outstanding debt incurred pursuant to the second paragraph under the caption "-- Limitations on Secured Debt" above, does not at such time exceed 15% of total shareholders' equity of the Company as shown on its most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles. (Section 1008)

    CERTAIN DEFINITIONS. The term "Attributable Debt" means the total net amount of rent (discounted at the rate of interest implicit in the terms of the lease) required to be paid during the remaining term of any lease. (Section 101)

    The term "Funded Debt" means debt which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than 12 months after the date of the creation of such debt. (Section 101)

    The term "Principal Property" means any manufacturing plant (consisting of real estate, buildings and fixtures) located within the United States of America (other than its territories or possessions) and owned by the Company or any Subsidiary, the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 1% of total shareholders' equity of the Company (as shown on its most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles), except any such plant (i) to the extent financed by obligations issued by a State or local governmental unit pursuant to
Section 142(a)(5), 142(a)(6), 142(a)(8) or 144(a) of the Internal Revenue Code of 1986, as amended, or any successor provision thereof, or (ii) which is not of material importance to the business conducted by the Company and its Subsidiaries, taken as a whole. (Section 101) The Company and its subsidiaries currently own eleven manufacturing plants that qualify as "Principal Properties" as defined in the Indenture, which plants have an aggregate gross book value of approximately $145 million.

    The term "Restricted Subsidiary" means any subsidiary of the Company which owns or leases a Principal Property. (Section 101)

    Other than as described above and except as may be otherwise specified in the applicable Prospectus Supplement, the Indenture does not contain covenants specifically designed to protect Holders in the event of a highly leveraged transaction involving the Company.

EVENTS OF DEFAULT

    The following events are defined in the Indenture as "Events of Default" with respect to the Debt Securities of any series issued pursuant to such Indenture, unless otherwise provided with respect to such series: (1) failure to pay any interest on any Debt Security of that series when due and payable, continued for 30 days; (2) failure to pay principal of or any premium on any Debt Security of that series when due and payable; (3) failure to deposit any sinking fund payment, when and as due, in respect of any Debt Security of that series; (4) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Debt Securities other than that series), continued for 60 days after written notice as provided in the Indenture; (5) certain events in bankruptcy, insolvency or reorganization involving the Company; and (6) any other Event of Default provided with respect to Debt Securities of that series. (Section 501)

    If an  Event  of Default  with  respect to  any  series of  Debt  Securities
Outstanding under the Indenture occurs and is continuing, then either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount (or, if any of the Debt Securities of that series are Original Issue Discount Debt Securities, such lesser portion of the principal amount of such Debt Securities as may be specified in the terms thereof) of all of the Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section
502)

    The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Sections 601, 603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. (Section 512)

    The Company is required to furnish to each Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. (Section 704)

MODIFICATION AND WAIVER

    Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, reduce the principal amount of, or premium or interest on, any Debt Security, reduce the amount of principal of an Original Issue Discount Debt Security due and payable upon acceleration of the Maturity thereof, change the place of payment where or coin or currency in which the principal of, or any premium or interest on, any Debt Security is payable, impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, or modify any of the above provisions or the provisions of the next paragraph below. (Section 902)

    The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of the Holders of all Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture. (Section 1010) The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of the Holders of all Debt Securities of that series, waive any past default under the Indenture with respect to Debt Securities of that series, except a default (1) in the payment of principal of, or any premium or interest on, any Debt Security of such series, or (2) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513)

    The Indenture provides that, in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of Debt Securities, (1) the principal amount of an Original Issue Discount Debt Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof to such date, and (2) the principal amount of a Debt Security denominated in a foreign currency or currency unit that will be deemed to be Outstanding will be the United States dollar equivalent, determined as of the date of original issuance of such Debt Security, of the principal amount of such Debt Security (or, in the case of an Original Issue Discount Debt Security, the United States dollar equivalent, determined as of the date of original issuance of such Debt Security, of the amount determined as provided in (1) above). (Section 101)

CONSOLIDATION, MERGER AND SALE OF ASSETS

    The Company, without the consent of the Holders of any of the Outstanding Debt Securities under the Indenture, may consolidate or merge with or into, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person which is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, provided that (1) any successor Person assumes by supplemental indenture the Company's obligations on the Debt Securities and under the Indenture; (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and supplemental indenture comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with. (Section 801)

DEFEASANCE PROVISIONS

    DEFEASANCE AND DISCHARGE. The Indenture provides that, if principal of and any premium and interest on the Debt Securities are denominated and payable in United States dollars, the Company will be discharged from any and all obligations in respect of the Debt Securities (except for certain obligations to register the transfer or exchange of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit with the Trustee, in trust, of money, U.S. Government Obligations (as defined) or a combination thereof, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal of (and premium, if any) and interest on and any mandatory sinking fund payments in respect of the Debt Securities on the Stated Maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. Such discharge may only occur if there has been a change in applicable Federal law or the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders of the Debt Securities; and such discharge will not be applicable to any Debt Securities then listed on the New York Stock Exchange if the provision would cause said Debt Securities to be de-listed as a result thereof. (Section 403) The term "U.S. Government Obligations" is defined to mean direct obligations of the United States of America, backed by its full faith and credit. (Section 101)

    DEFEASANCE OF CERTAIN COVENANTS. The Company may omit to comply with certain restrictive covenants described in Sections 1005 (Maintenance of Properties), 1006 (Payment of Taxes and Other Claims), 1007 (Restriction on Secured Debt) and 1008 (Restriction on Sale and Leaseback Transactions) of the Indenture. To exercise such option, the Company must deposit with the Trustee money, U.S. Government Obligations or a combination thereof, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal of (and premium, if any) and interest on and any mandatory sinking fund payments in respect of the Debt Securities on the Stated Maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. The Company will also be required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of the Debt Securities to recognize income, gain or loss for Federal income tax purposes. (Section 1009)

    DEFEASANCE AND EVENTS OF DEFAULT. In the event the Company exercises its option to omit compliance with certain covenants of the Indenture and the Debt Securities are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Company shall remain liable for such payments.

REGARDING THE TRUSTEE

    The Trustee participates in an uncommitted line of credit and a term loan agreement with the Company, provides other banking and advisory services for the Company in the ordinary course of business and is a customer of the Company and purchases products and services from the Company in the ordinary course of business.

GOVERNING LAW

    The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

                              PLAN OF DISTRIBUTION

    The Company may sell the Debt Securities being offered hereby in any of four ways: (i) directly to purchasers, (ii) through agents, (iii) through underwriters and (iv) through dealers. The applicable Prospectus Supplement or Prospectus Supplements will set forth the terms of the offering of the Debt Securities, including the name or names of any agents, underwriters or dealers, the purchase price of the Debt Securities and the proceeds to be received by the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation and any discounts and commissions allowed or reallowed or paid to dealers or agents. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers or agents may be changed from time to time.

    In connection with the sale of Debt Securities, underwriters or agents may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. Underwriters, dealers and agents participating in the distribution of Debt Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Debt Securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended. Such underwriters, dealers and agents may be entitled under agreements which may be entered into by the Company to indemnification by the Company against and contribution toward certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    The Debt Securities may be distributed in one or more transactions from time to time at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

    If so indicated in the applicable Prospectus Supplement or Prospectus Supplements, the Company will authorize dealers or other persons acting as the Company's agent to solicit offers by certain institutions to purchase Debt Securities from the Company at the public offering price set forth in the applicable Prospectus Supplement or Prospectus Supplements pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on the date or dates stated in the applicable Prospectus Supplement or Prospectus Supplements. There may be limitations on the minimum amount which may be purchased pursuant to a Contract or on the aggregate amount of Securities which may be sold pursuant to Contracts. Any such limitations will be set forth in the applicable Prospectus Supplement or Prospectus Supplements. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to the approval of the Company. The obligations of any purchaser under any Contract will not be subject to any conditions except (1) the purchase by an institution of the Debt Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (2) if Debt Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of such Debt Securities less the principal amount thereof covered by Contracts.

    The Debt Securities will be a new issue of securities with no established trading market. Any underwriters or agents to or through whom Debt Securities are sold by the Company for public offering and sale may make a market in such Debt Securities, but such underwriters and agents will not be obligated to do so and may discontinue any market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Debt Securities.

    Certain of the underwriters, dealers and/or agents and their associates may be customers of, engage in transactions with and perform services for the Company, including its subsidiaries, in the ordinary course of business. Goldman, Sachs & Co. ("Goldman Sachs") has acted as financial advisor to the Company from time to time and Goldman Sachs Money Markets, L.P. ("Goldman Sachs Money

Markets"), an affiliate of Goldman Sachs, is currently a dealer in connection with the Company's $150 million commercial paper program. Goldman Sachs has received, and Goldman Sachs Money Markets will receive, customary fees for services in such capacities.

                                    EXPERTS

    The financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                          VALIDITY OF DEBT SECURITIES

    The validity of the Debt Securities will be passed upon for the Company by John H. LeFevre, Esq., Senior Vice President, General Counsel and Secretary of the Company, and Dorsey & Whitney P.L.L.P., Minneapolis, Minnesota, and, unless otherwise indicated in the applicable Prospectus Supplement or Prospectus Supplements, for any underwriters or agents by Sullivan & Cromwell, New York, New York.

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT OR PROSPECTUS SUPPLEMENTS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT OR PROSPECTUS SUPPLEMENTS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT OR PROSPECTUS SUPPLEMENTS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
Available Information..........................           2
Incorporation of Certain Documents by
 Reference.....................................           2
The Company....................................           3
Use of Proceeds................................           5
Ratios of Earnings to Fixed Charges............           5
Description of Debt Securities.................           6
Plan of Distribution...........................          12
Experts........................................          13
Validity of Debt Securities....................          13

                                  $300,000,000
                               DELUXE CORPORATION
                                DEBT SECURITIES
                               ------------------

                                   PROSPECTUS

                               ------------------

                              GOLDMAN, SACHS & CO.
                              MORGAN STANLEY & CO.
                                  INCORPORATED
                                AUGUST   , 1995

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC registration fee............................................  $ 103,449
Accountants' fees and expenses..................................     15,000
Attorneys' fees and expenses....................................    125,000
Printing and engraving expenses.................................     10,500
Trustee's fees and expenses.....................................      7,500
Blue Sky fees and expenses......................................      7,500
Rating agencies' fees...........................................    100,000
Miscellaneous expenses..........................................     10,000
                                                                  ----------
  Total.........................................................    378,949*
                                                                  ----------
                                                                  ----------

------------------------
* All fees and expenses, other than the SEC registration fee, are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Minnesota Statutes Section 302A.521 provides that a Minnesota business corporation shall indemnify any director, officer or employee of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses (including attorneys' fees and disbursements) incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

    The Amended By-laws of the Company provide that the officers and directors of the Company and certain others shall be indemnified to the extent permitted by Minnesota law.

    The Company maintains a standard policy of officers' and directors' liability insurance.

    In the Distribution Agreement, a form of which is filed as Exhibit 1.1 hereto, the Agents will agree to indemnify, under certain conditions, the Company, its directors, its officers and persons who control the Company within the meaning of the Securities Act of 1933, as amended (the "Act"), against certain liabilities.

ITEM 16.  EXHIBITS

      1.1  Proposed form of Distribution Agreement
      4.1  Proposed form of Indenture between the Company and Norwest Bank Minnesota, National
            Association, as Trustee
      4.2  Proposed form of Debt Securities (included as part of Exhibit 4.1)
      5.1  Opinion and consent of John H. LeFevre, Esq.
     12.1  Statement re Computation of Ratio of Earnings to Fixed Charges
     23.1  Consent of Deloitte & Touche LLP
     23.2  Consent of John H. LeFevre, Esq. (included as part of Exhibit 5.1)
     24.1  Power of Attorney
     25.1  Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of
            1939, as amended, of Norwest Bank Minnesota, National Association

ITEM 17.  UNDERTAKINGS

    1.  The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by section 10(a)(3) of the Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

        (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration  by means of a post-effective  amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

    2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    4.  The undersigned registrant hereby undertakes that:

        (a) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (b) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shoreview, State of Minnesota, on August 23, 1995.

                                          DELUXE CORPORATION

                                          By      /s/ JOHN A. BLANCHARD III

                                            ------------------------------------
                                                   John A. Blanchard III
                                               PRESIDENT AND CHIEF EXECUTIVE
                                                         OFFICER

    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities indicated on August 23, 1995:

------------------------------     President, Chief Executive Officer and
    John A. Blanchard III*          Director (principal executive officer)

                                   Senior Vice President and Chief
                                    Financial Officer (principal financial
------------------------------      officer and principal accounting
     Charles M. Osborne*            officer)

------------------------------     Director
      Barbara B. Grogan*

------------------------------     Chairman and Director
      Harold V. Haverty*

------------------------------     Director
      Allen F. Jacobson*

------------------------------     Director
      Whitney MacMillan*

------------------------------     Director
       Eugene R. Olson*

------------------------------     Director
       James J. Renier*

------------------------------     Director
      Jerry K. Twogood*

*By     /s/ JOHN A. BLANCHARD III

    --------------------------------
         John A. Blanchard III
     PRO SE AND AS ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER     DOCUMENT DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
       1.1   Proposed form of Distribution Agreement
       4.1   Proposed form of Indenture between the Company and Norwest Bank Minnesota, National Association, as
              Trustee
       4.2   Proposed form of Debt Securities (included as part of Exhibit 4.1)
       5.1   Opinion and consent of John H. LeFevre, Esq.
      12.1   Statement re Computation of Ratio of Earnings to Fixed Charges
      23.1   Consent of Deloitte & Touche LLP
      23.2   Consent of John H. LeFevre, Esq. (included as part of Exhibit 5.1)
      24.1   Power of Attorney
      25.1   Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Norwest Bank Minnesota, National Association